Exhibit 8.1
WNS (HOLDINGS) LIMITED
LIST OF SUBSIDIARIES

Place of
S/No.	Name of Subsidiary	Incorporation

1.	WNS Global Services Netherlands Cooperative U.A.	The Netherlands

2.	WNS North America Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	Town & Country Assistance Limited(1)	United Kingdom

5.	Business Applications Associates Limited(2)	United Kingdom

6.	WNS (Mauritius) Limited	Mauritius

7.	WNS Global Services (Romania) S.R.L.	Romania

8.	WNS Philippines Inc.	Philippines

9.	WNS Global Services Philippines, Inc.	Philippines

10.	WNS Business Consulting Services Private Limited(3)	India

11.	WNS Workflow Technologies Limited	United Kingdom

12.	Chang Limited(1)	United Kingdom

13.	Accidents Happen Assistance Limited	United Kingdom

14.	Business Applications Associates, Inc.	Delaware, USA

15.	Baizan International Software Technology (Beijing) Co. Limited.	China

16.	WNS Capital Investment Limited	Mauritius

17.	WNS Global Services (Private) Limited	Sri Lanka

18.	WNS Customer Solutions (Singapore) Private Limited	Singapore

19.	WNS Customer Solutions (Private) Limited	Sri Lanka

20.	WNS Global Services Private Limited	India

21.	WNS Customer Solutions North America, Inc.(4)	Delaware, USA

22.	WNS BPO Services Costa Rica, S.A.	Costa Rica

23.	WNS Global Services (Australia) Pty Limited	Australia

24.	W.N.S Global FZE	United Arab Emirates

25.	WNS Cares Foundation(5)	India

Notes:

(1)	Pursuant to Section 1003 of the Companies Act 2006, UK, Chang Limited and Town & Country Assistance Limited have applied for voluntary dissolution. Notices for striking off were published in the London Gazette on February 1, 2011 and effective 90 days from the date of publication, the said entities will be struck-off from the UK companies register if the UK Companies House does not receive any objection for the proposed striking off.

(2)	Business Applications Associates Limited is in the process of voluntary dissolution.

(3)	Formerly known as WNS Mortgage Services Private Limited.

(4)	WNS Customer Solutions North America, Inc. has filed an application with the Secretary of State of the State of Delaware for a merger with and into WNS North America Inc. and the certificate of merger from the Secretary of State of the State of Delaware is pending.

(5)	WNS Cares Foundation is a not-for-profit organization registered under Section 25 of the Companies Act, 1956, India formed for the purpose of promoting corporate social responsibilities and not considered for the purpose of preparing our consolidated financial statements.